Exhibit 4.2

Execution Version

CLOUD PEAK ENERGY RESOURCES LLC

and

CLOUD PEAK ENERGY FINANCE CORP., as Issuers,

CLOUD PEAK ENERGY INC., as Parent Guarantor,

THE SUBSIDIARIES NAMED HEREIN, as Subsidiary Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

6.375% Senior Notes due 2024

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 1, 2015

This SECOND SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of September 1, 2015, is among Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), Cloud Peak Energy Finance Corp., a Delaware corporation (the “Co-issuer” and, together with the Company, the “Issuers”), Cloud Peak Energy Inc., a Delaware corporation (the “Parent Guarantor”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the Parent Guarantor, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of March 11, 2014 (as supplemented and amended by the First Supplemental Indenture dated as of March 11, 2014, the “Indenture”), pursuant to which the Issuers have issued $200,000,000 in principal amount of 6.375% Senior Notes due 2024 (the “Notes”);

WHEREAS, Section 10.01 of the Indenture provides that the Issuers and the Trustee may amend or supplement the Indenture in order to add one or more Subsidiary Guarantors pursuant to Section 5.13 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Parent Guarantors and Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Parent Guarantor and Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

WHEREAS, the Company desires and has requested the Trustee to join with the Issuers, the Parent Guarantor and the Subsidiary Guarantors in executing this Supplemental Indenture to add Cloud Peak Energy Logistics I LLC as a Subsidiary Guarantor as permitted by Section 5.13 of the Indenture;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Parent Guarantors and Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE II

From this date, in accordance with Section 5.13 and by executing this Supplemental Indenture, the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article XI thereunder.

ARTICLE III

Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers and the Subsidiary Guarantors, and the Trustee makes no representation with respect to any such matters.  Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY:

CLOUD PEAK ENERGY RESOURCES LLC

By:	/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Corporate Secretary

CO-ISSUER:

CLOUD PEAK ENERGY FINANCE CORP.

By:	/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Corporate Secretary

PARENT GUARANTOR:

CLOUD PEAK ENERGY INC.

By:	/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Corporate Secretary

Signature Page to Second Supplemental Indenture

SUBSIDIARY GUARANTORS:

ARROWHEAD I LLC
ARROWHEAD II LLC
ARROWHEAD III LLC
YOUNGS CREEK HOLDINGS I LLC
YOUNGS CREEK HOLDINGS II LLC
YOUNGS CREEK MINING COMPANY, LLC
BIG METAL COAL CO. LLC
CORDERO MINING LLC
CORDERO MINING HOLDINGS LLC
CORDERO OIL AND GAS LLC
CABALLO ROJO LLC
CABALLO ROJO HOLDINGS LLC
NERCO LLC
NERCO COAL LLC
ANTELOPE COAL LLC
SPRING CREEK COAL LLC
NERCO COAL SALES LLC
PROSPECT LAND AND DEVELOPMENT LLC
CLOUD PEAK ENERGY LOGISTICS LLC
CLOUD PEAK ENERGY LOGISTICS I LLC
KENNECOTT COAL SALES LLC
RESOURCE DEVELOPMENT LLC
WESTERN MINERALS LLC
SEQUATCHIE VALLEY COAL CORPORATION
CLOUD PEAK ENERGY SERVICES COMPANY,
as Subsidiary Guarantors

By:	/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Corporate Secretary

Signature Page to Second Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ John C. Stohlmann
John C. Stohlmann
Vice President

Signature Page to Second Supplemental Indenture